UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2021

OneWater Marine Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Parkway Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 541-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ONEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

OneWater Marine Inc. (the “Company”) ceased to qualify as an “emerging growth company” as of September 30, 2021, as its annual gross revenue exceeded $1.07 billion during its most recently completed fiscal year.

Item 7.01	Regulation FD Disclosure.

On October 20, 2021, One Water Assets & Operations, LLC (the “Purchaser”), a subsidiary of the Company, entered into an Equity Purchase Agreement with THMS Holdings, LLC, a Delaware limited liability company (“Seller”), THMS Inc., a Delaware corporation (“THMS Corp.”), and T-H Marine Supplies, LLC, a Delaware limited liability company (“T-H Marine,” and collectively with THMS Corp, the “Target Companies”) to acquire the Target Companies (the “Acquisition”). T-H Marine is a provider of branded marine parts and accessories for OEM and aftermarket.

On October 21, 2021, the Company issued a press release announcing the Acquisition, copies of which are being furnished herewith as Exhibit 99.1. The Company also issued an investor presentation in connection with the Acquisition. A copy of this investor presentation is furnished as Exhibit 99.2.

The information provided in this Item 7.01 (including Exhibits 99.1 and 99.2) shall not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release of OneWater Marine Inc. issued October 21, 2021.
99.2	Investor presentation of OneWater Marine Inc. dated October 21, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

The statements contained herein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, our expectations with respect to the acquisition, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: risks related to the satisfaction of the conditions to closing the Acquisition in the anticipated timeframe or at all, risks related to the ability to realize the anticipated benefits of the Acquisition, including the possibility that the expected benefits from the proposed Acquisition will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, effects of industry wide supply chain challenges and our ability to maintain adequate inventory, changes in demand for our products and services, the seasonality and volatility of the boat industry, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, risks related to the ability to realize the anticipated benefits of any proposed or recent acquisitions within the anticipated timeframe or at all, including the risk that proposed or recent acquisitions will not be integrated successfully, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

	By:	/s/ Jack Ezzell
Name: Jack Ezzell
Title: Chief Financial Officer
Dated: October 21, 2021